Exhibit 28.1

                         BIOGRAPHY OF MILLER L. MAYS III










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Miller L. Mays, III
4 Normandy Drive                                                 DOB: 12/18/44
Kenner LA  70065                                            Married w/2 children


Education:
Louisiana Tech University - Ruston, LA

Military:
U.S.A.F.

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
1994 - Present         President/Director
                       Innovest Capital Sources Corporation

                       President
                       Telco Holdings Corporation
                            Joint Venture Partner with Grace Medical Billings of New Orleans.

1989 - 1992            Vice President / C.E.O.
                       JDI International Telecommunications, Inc.
                            Built an international toll system in Eastern Russia, which was sold to Midcom of Seattle.

1987 - 1991            Chairman of the Board
                       MRCS
                            Largest medical collection agency in Louisiana.  Sold to
                            partners.

                       President
                       PMF Capital, Inc.
                            Funded medical receivables.  Sold to partners.

1981 - 1984
                       Vice President / Founder / Director
                       Telemarketing, Inc.
                            Long distance reseller.  Sold to L.D.D.S.

1973 - 1979            District Manager
                       Ryder Truck Rental, Inc.
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